UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM	8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	November 16, 2020

KAMAN CORPORATION
(Exact name of registrant as specified in its charter)

Connecticut	001-35419	06-0613548
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1332 Blue Hills Avenue,	Bloomfield,	Connecticut	06002
(Address of principal executive offices)			(Zip Code)

(860)	243-7100
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock ($1 par value per share)	KAMN	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(b) – Retirement of Named Executive Officer

On November 16, 2020, Gregory T. Troy, Senior Vice President – Human Resources & Chief Human Resources Officer of Kaman Corporation (the “Company”), informed the Company that he intends to retire, effective January 31, 2021, following eight years of service to the Company. In connection with his retirement, the Company and Mr. Troy have entered into a Retirement and Consulting Letter Agreement. The letter agreement provides that Mr. Troy will provide consulting services to the Company from his retirement date through June 30, 2021 in exchange for a monthly retainer of $20,000. The letter agreement also generally provides that in connection with his retirement (and subject to his execution of a release of claims) Mr. Troy will be entitled to a 2020 annual bonus (based on actual performance of the 2020 performance period), continued eligibility for payments under his existing long-term incentive plan awards (based on actual performance for the portion of the performance period during which he was employed), and five months of benefit continuation. The letter agreement also contains certain confidentiality, non-solicitation, non-competition and similar covenants applicable to Mr. Troy.

The foregoing description of the terms and conditions of the Retirement and Consulting Letter Agreement with Mr. Troy does not purport to be complete and is qualified in its entirety by reference to such agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.02(d) – Election of New Directors

On November 16, 2020, the Board of Directors (the "Board") of the Company, on recommendation of its Corporate Governance Committee, took action to increase the size of the Board from nine to eleven persons and elect Aisha M. Barry and Michelle J. Lohmeier as new Directors to fill the vacancies created by such increase. Ms. Barry's and Ms. Lohmeier’s initial terms of office will expire at the 2021 Annual Meeting of Shareholders. The Board also took action, on recommendation of its Corporate Governance Committee, to appoint Ms. Barry to serve as a member of its Compensation Committee and Ms. Lohmeier to serve on its Audit Committee and Finance Committee.

Ms. Barry has served as Vice President and General Manager, Patient Monitoring Category Leader at Koninklijke Philips N.V., a health technology company, since February 2020. Prior to joining Philips, Ms. Barry held various positions of increasing responsibility at Medtronic plc, a medical technology, services, and solutions company, since 2016, including as Vice President and General Manager of the Patient Management business within the Cardiac Rhythm and Heart Failure category from February 2019 to February 2020, and Vice President and General Manager, Patient Monitoring and Diagnostics at Medtronic from October 2016 to February 2019.

Ms. Lohmeier currently serves as Strategic Advisor to the Chief Executive Officer of Spirit AeroSystems Holdings, Inc., a provider of manufacturing and design expertise in a wide range of fuselage, propulsion, and wing products and services for aircraft original equipment manufacturers and operators, having served as Senior Vice President and General Manager of Airbus Programs at Spirit AeroSystems from June 2015 to April 2019. Prior to joining Spirit AeroSystems, Ms. Lohmeier served as Vice President of the Land Warfare Systems product line at Raytheon Missile Systems from January 2008 to May 2015. Ms. Lohmeier also currently serves on the Board of Directors of Mistras Group, Inc., a multinational provider of integrated technology-enabled asset protection solutions, where she is a member of its Compensation Committee, and Nammo Defense Systems, Inc., an aerospace and defense company that provides ammunition and rocket motors for military and civilian customers.

The Board has determined that each of Ms. Barry and Ms. Lohmeier is an independent Director within the rules of the New York Stock Exchange (including under the heightened independence standards applicable to members of the Compensation Committee, in the case of Ms. Barry, and the Audit Committee, in the case of Ms. Lohmeier) and the Company's Corporate Governance Principles.

There are no arrangements or understandings between either Ms. Barry or Ms. Lohmeier and any other person pursuant to which she was selected to serve on the Board, and there are no relationships between either Ms. Barry or Ms. Lohmeier and the Company that require disclosure under Item 404(a) of Regulation S-K.

Ms. Barry and Ms. Lohmeier will be compensated in accordance with the Company's standard cash and equity compensation arrangements for non-employee Directors, which are described in greater detail in the Company's definitive proxy statement on Schedule 14A relating to its 2020 Annual Meeting of Shareholders (the "Proxy Statement"), which was filed with the Securities and Exchange Commission on February 28, 2020. On November 16, 2020, Ms. Barry and Ms. Lohmeier each received an equity award of 1,019 shares of the Company’s common stock under the Company’s Amended and Restated 2013 Management Incentive Plan, representing a pro-rated portion of the annual equity compensation paid to non-employee Directors, based on a price of $50.12 per share, the closing price of the Company’s common stock on November 13, 2020.

A copy of the Company's press release announcing the appointment of Ms. Barry and Ms. Lohmeier to the Board is attached as Exhibit 99.1 to this Current Report on Form 8‑K and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

Mr. Troy will be succeeded by Megan A. Morgan, Vice President – Human Resources of Kaman Aerospace Group, Inc., who was appointed Vice President – Human Resources & Chief Human Resources Officer of the Company, effective as of February 1, 2021.

The information in this Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise expressly stated in such filing.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

The following exhibits are filed as part of this report:

Exhibit	Description
10.1	Retirement and Consulting Agreement, dated as of November 16, 2020, by and between Gregory T. Troy and the Company.*
99.1	Press Release of the Company, dated November 16, 2020, announcing the election of Aisha M. Barry and Michelle J. Lohmeier as Directors of the Company.
101.INS	XBRL Instance Document - the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover Page Interactive Data File, formatted in iXBRL and contained in Exhibit 101

*Management contract or compensatory plan

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAMAN CORPORATION

By:	/s/ Shawn G. Lisle
Shawn G. Lisle
Senior Vice President and General Counsel

Date: November 18, 2020